UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

The Phoenix Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

801 East Campbell Road, #450, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 382-3630

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01       Other Events

The Phoenix Group Corporation published a press release dated August 23, 2004 announcing it held its annual meeting of shareholders on Friday, August 20, 2004. The press release contained information with respect to the results of voting on several proposals submitted to shareholders of the corporation for their approval. A copy of the press release is attached to this report.
(c) Exhibits

99.1   Press release dated August 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Phoenix Group Corporation____________
(Registrant)
_________August 23, 2004__________
Date
_______/s/ Ronald E. Lusk_________________
By Ronald E. Lusk, in his capacity as Chairman
of The Phoenix Group Corporation